NEWS RELEASE
TSX: LAC ● NYSE: LAC
www.lithiumamericas.com

Exhibit 99.1

Lithium Americas Reports 2024 Full Year Results

(All amounts in US$ unless otherwise indicated)

March 28, 2025 – Vancouver, Canada: Lithium Americas Corp. (TSX: LAC) (NYSE: LAC) (“Lithium Americas” or the “Company”) announced that it has filed its Annual Report on Form 10-K, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2024, and provided an update on its Thacker Pass lithium project in Humboldt County, Nevada (“Thacker Pass” or the “Project”).

Jonathan Evans, President and Chief Executive Officer of Lithium Americas said, “2024 was a transformational year in moving Thacker Pass forward to develop a North American lithium supply chain. We successfully put in place the partnerships and capital required to develop and construct Phase 1 of Thacker Pass, as well as the internal governance and structures to support the growing organization. Once we declare the final investment decision, our team can focus on executing on the well-detailed plan to bring Thacker Pass to production in late 2027.”

Mr. Evans added, "With the ramp-up of major construction at Thacker Pass, we are excited to start creating new jobs and bringing economic activity to northern Nevada. We want to acknowledge the support from our local community and business partners to get Thacker Pass to this advanced stage.”

OPERATING AND FINANCIAL HIGHLIGHTS

•
As of December 31, 2024, the Company had approximately $594.2 million in cash, cash equivalents and restricted cash.
•
During the year ended December 31, 2024, $179.9 million of construction capital costs and other project-related costs were capitalized.
•
In the fourth quarter of 2024, the Company provided Bechtel, who is responsible for the engineering, procurement and construction management of Phase 1 (the initial phase of production at Thacker Pass, targeting 40,000 tonnes per year (“t/y”) of battery-grade lithium carbonate), and other major contractors with limited full notice to proceed to de-risk the construction schedule and continue to target completion in late 2027.
•
On March 6, 2025, the Company announced a strategic investment of $250 million from fund entities managed by Orion Resource Partners LP (collectively, “Orion”). Orion has committed to purchase senior unsecured convertible notes in the aggregate principal amount of $195 million (the “Notes”) and enter into a Production Payment Agreement (“PPA”) whereby Orion will pay Lithium Americas $25 million in exchange for payments corresponding to the minerals processed and gross revenue generated by Thacker Pass (together, the Notes and PPA represent an aggregate initial investment of $220 million). Orion has also committed, subject to the satisfaction of certain conditions precedent, to purchase an additional $30 million in aggregate principal amount Notes within two years upon request by the Company (the “Delayed Draw Notes”). Together, the Notes, PPA and Delayed Draw Notes represent an aggregate $250 million investment for the development and construction of Phase 1 of Thacker Pass. In addition, Orion has agreed, on a non-binding basis, to evaluate the potential to support up to $500 million of financing for the construction and development of the second phase of production of Thacker Pass targeting an additional 40,000 t/y of battery-grade lithium carbonate of nominal production capacity (“Phase 2”).

•
On December 23, 2024, the Company and GM closed a joint venture (“JV”) to fund, develop, construct and operate Thacker Pass for $625 million in total cash and letters of credit, comprised of $430 million of direct cash funding to the JV to support the construction of Phase 1 and a $195 million letter of credit facility. Upon closing of the JV, GM acquired a 38% asset-level ownership stake in Thacker Pass and contributed $330 million of cash into the JV alongside $138 million of cash from Lithium Americas. The remaining $100 million cash contribution from GM and Lithium Americas’ $192 million cash contribution, is to be contributed to the JV when the final investment decision (“FID”) for Phase 1 is declared.
•
On October 28, 2024, the Company and the U.S. Department of Energy’s (“DOE”) Loan Programs Office closed a $2.26 billion loan under the Advanced Technology Vehicles Manufacturing Loan Program (the “DOE Loan”) for financing the construction of the processing facilities for Phase 1 of Thacker Pass. The Company currently expects to make the first draw on the DOE Loan sometime in the third quarter of 2025. Remaining conditions precedent to first draw include a project finance model bring down.
•
Together with the DOE Loan and the investments from both GM and Orion, Lithium Americas expects to achieve fully funded status at the project and corporate level for the development and construction of Phase 1 of Thacker Pass for the duration of construction.
•
In August 2024, the Company received approval for a $11.8 million grant from the U.S. Department of Defense to support an upgrade of the local power infrastructure and to help build a transloading facility.
•
On April 22, 2024, the Company completed an underwritten public offering (the “Offering”) of 55 million common shares at a price of $5.00 per common share for aggregate gross proceeds to the Company of $275 million. Net proceeds from the Offering were approximately $262 million and will be used to fund the advancement of construction and development of Thacker Pass.

PROJECT AND CONSTRUCTION UPDATE

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Activity at Thacker Pass has been focused on preparing the site for major construction, which will begin with permanent concrete placement, targeted to start in May 2025.
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Detailed engineering is currently over 55% design complete and expected to increase to over 90% design complete by year end 2025.
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Earthworks in the processing plant area in preparation of first concrete placement is over 90% completed. The Company continues to award additional contracts and mobilize contractors to support first major concrete placement.
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Manufacturing of all long-lead equipment awarded in the fourth quarter of 2024 continues to advance, and the Company continues to procure other major equipment in line with the project schedule.
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First steel installation is targeted to commence in September 2025.
•
At the all-inclusive housing facility for construction workers (the “Workforce Hub” or “WFH”), major earthworks and the first phase of foundations are completed, sewer and water pipe installation continues and the first modular housing units are being installed.
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The contract for the module erection and camp operations scope of work was awarded in February 2025.
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First occupancy of the Workforce Hub is targeted for the second half 2025.
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On January 7, 2025, the Company announced an increased mineral resource (“Resource”) and mineral reserve (“Reserve”) estimate for Thacker Pass, including the release of an independent National Instrument 43-101 technical report (“NI 43-101 Technical Report”) entitled “NI 43-101 Technical Report on the Thacker Pass Project Humboldt County, Nevada, USA,” and an independent S-K 1300 technical report (the “S-K 1300 Technical Report”, together with the NI 43-101 Technical Report, the “Technical Reports”) entitled “S-K 1300 Technical Report on the Thacker Pass Project Humboldt County, Nevada, USA,” both dated effective December 31, 2024.
o
The NI 43-101 Technical Report includes a Proven and Probable Reserve estimate of 14.3 million tonnes (“Mt”) of lithium carbonate equivalent (“LCE”) at an average grade of 2,540 parts per million (“ppm”) lithium (“Li”) and a Measured and Indicated Resource estimate of 44.5 Mt LCE at an average grade of 2,230 ppm Li.

o
The Reserve estimate supports an expansion plan of up to five phases targeting total nominal production capacity of 160,000 t/y of battery-quality lithium carbonate with an 85-year mine life.

TECHNICAL INFORMATION

The scientific and technical information in this news release has been reviewed and approved by Rene LeBlanc, PhD, SME, Vice President, Growth and Product Strategy of the Company, and a “qualified person” as defined under National Instrument 43-101 and Subpart 1300 of Regulation S-K under the United States Securities Act of 1933.

FINANCIALS

Selected consolidated financial information is presented as follows:

(in US$ million except per share information)	Years ended December 31,
	2024	2023
	$	$
Operating expenses	28.3	28.8
Net loss	42.6	5.1
Loss per share - basic	0.21	0.03

(in US$ millions)	As at December 31, 2024	As at December 31, 2023
	$	$
Cash, cash equivalents and restricted cash	594.2	195.8
Total assets	1,044.9	436.9
Total long-term liabilities	41.3	27.4

During the year ended December 31, 2024, there was an increase in net loss from the year ended December 31, 2023, which was mainly due to higher transaction costs related to advancing and closing both the DOE Loan and JV and the recognition of a loss on the fair value of financial instruments compared with a gain in the comparable year, partially offset by higher interest earned on increased cash balances in 2024.

At December 31, 2024, total assets increased primarily due to cash received upon closing of the Offering and the JV. Mineral properties, plant and equipment increased due to the capitalization of Thacker Pass construction costs for the full year, including engineering, earthworks and the shipping and delivery of the final WFH modules.

This news release should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2024, available on the Company’s issuer profile on EDGAR at www.sec.gov, SEDAR+ at www.sedarplus.ca and on the Company's website at www.lithiumamericas.com.

ABOUT LITHIUM AMERICAS

Lithium Americas is committed to responsibly developing the Thacker Pass project located in Humboldt County in northern Nevada, which hosts the largest known measured lithium resource (Measured and Indicated) and reserve (Proven and Probable) in the world. Thacker Pass is owned by a JV between Lithium Americas (holding a 62% interest and is the manager of the Project), and GM (holding a 38% interest). The Company is focused on advancing Phase 1 of Thacker Pass toward production, targeting nominal design capacity of 40,000 t/y of battery-quality lithium carbonate. The Company and its engineering, procurement and construction management contractor, Bechtel, entered into a National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Thacker Pass. The three-year construction build is expected to create nearly 2,000 direct jobs, including 1,800 skilled contractors. Lithium Americas’ shares are listed on the Toronto Stock Exchange and New York Stock Exchange under the symbol LAC. To learn more, visit www.lithiumamericas.com or follow @LithiumAmericas on social media.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation, and “forward-looking statements” within the meaning of the United States Private Securities Litigation

Reform Act of 1995 (collectively referred to as “forward-looking statements” or “FLS”). All statements, other than statements of historical fact, are FLS and can be identified by the use of statements that include, but are not limited to, words, such as “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “propose,” “potential,” “target,” “implement,” “schedule,” “forecast,” “intend,” “would,” “could,” “might,” “should,” “believe” and similar terminology, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved. FLS in this news release includes, but is not limited to: statements relating to the anticipated sources and uses of funds to complete project financing, statements relating to the JV, the DOE Loan and the strategic investment with Orion, including statements regarding satisfaction of draw-down conditions on the DOE Loan and expected timing for first draw-down on the DOE Loan; anticipated timing for a FID in respect of Thacker Pass; expectation about the Company’s ability to fully fund the development and construction of Thacker Pass on schedule or at all; expectations about the ability of the Company to complete all supplementary financing in order to draw-down on the DOE Loan and make a FID; the closing of the strategic investment with Orion; expectations regarding the non-binding proposal from Orion for the funding of Phase 2 of Thacker Pass; the use of the proceeds of the strategic investment with Orion to fund the Company’s cash contribution to the JV Transaction; expectations and timing on the commencement of major construction and first production; project de-risking initiatives and the extent to which work to date has de-risked project execution; the expected operations, financial results and condition of the Company; the Company’s future objectives and strategies to achieve those objectives, including the future prospects of the Company; the estimated cash flow, capitalization and adequacy thereof for the Company; the estimated costs of the development of Thacker Pass, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans; cost and expected benefits of the transloading terminal; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the permitting process in the United States for Thacker Pass; the timely completion of environmental reviews and related consultations, and receipt or issuance of permits and approvals, in the United States for the Company’s development and resultant operations; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at Thacker Pass; development of mineral resources and mineral reserves; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves, and information and underlying assumptions related thereto; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the creation of a battery supply chain in the United States to support the electric vehicle market; the timing and amount of future production, currency exchange and interest rates; the Company’s ability to raise capital; expected expenditures to be made by the Company on Thacker Pass; statements relating to revised capital cost estimates; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at Thacker Pass; successful development of Thacker Pass, including successful results from the Company’s testing facility and third-party tests related thereto; statements with respect to the expected economics of Thacker Pass, including capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, pricing assumptions, payback period, sensitivity analyses, net cash flows and life of mine; anticipated job creation and the completion of the WFH; the expectation that the National Construction Agreement (Project Labor Agreement) with North America’s Building Trades Unions for construction of Phase 1 of Thacker Pass will minimize construction risk, ensure availability of skilled labor, address the challenges associated with Thacker Pass’ remote location and be effective in prioritizing employment of local and regional skilled craft workers, including members of underrepresented communities; the expected workforce development training program being prepared with Great Basin College; the Company’s commitment to sustainable development, minimizing the environmental impact at Thacker Pass and plans for phased reclamation during the life of mine including use benefits of growth media; ability to achieve capital cost efficiencies; as well as other statements with respect to management’s beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

FLS involves known and unknown risks, assumptions and other factors that may cause actual results or performance to differ materially. FLS reflects the Company’s current views about future events, and while considered reasonable by the Company as of the date of this news release, are inherently subject to significant uncertainties and contingencies. Accordingly, there can be no certainty that they will accurately reflect actual results. Assumptions and other factors upon which such FLS is based include, without limitation: the ability of the Company to satisfy all conditions to closing of the strategic investment with Orion; expectations regarding Phase 2 of Thacker Pass, including financing pursuant to Orion’s non-binding proposal or otherwise; the ability of Lithium Nevada LLC (“LN”) to draw-down on the DOE Loan on the anticipated timeline, or at all, and the absence of material adverse events affecting the Company during this time; the ability of LN to satisfy all draw-down conditions for the DOE Loan in a timely manner; the ability of the Company to perform conditions and meet expectations of agreements with GM; a cordial business relationship between the Company and third party strategic and contractual partners; unforeseen technological and engineering problems; political factors, including the impact of the results of the 2024 U.S. presidential election on, among other things, the extractive resource industry, the green energy transition and the electric vehicle market; uncertainties inherent to feasibility studies in the NI 43-101 Technical Report and S-K 1300 Technical Report and mineral resource and mineral reserve estimates; the mine processing facilities, based on the results of the testing facility and third-party tests, performing as expected; the ability of the Company to secure sufficient additional financing, advance and develop Thacker Pass, and to produce battery grade lithium; the respective benefits and impacts of Thacker Pass when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company’s ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market and lithium-ion battery market; current technological trends; the impact of increasing competition in the lithium business, and the Company’s competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and the Shoshone Tribe in relation to Thacker Pass, and continuing constructive engagement with these and other stakeholders, including any expected benefits of such engagement; risks related to cost, funding and regulatory authorizations to develop the WFH; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, deflation, currency exchange rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company’s operations; increased attention to environmental, social, governance and safety (“ESG-S”) and sustainability-related matters; risks related to the Company’s public statements with respect to such matters that may be subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” (i.e., misleading information or false claims overstating potential sustainability-related benefits); risks that the Company may face regarding potentially conflicting initiatives from certain U.S. state or other governments; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for Thacker Pass, and costs for any additional exploration work at the Project; estimates of mineral resources and mineral reserves, including whether mineral resources not included in mineral reserves will be further developed into mineral reserves; some of the modifying factors used to convert mineral resources to mineral reserves may change materially, and could materially impact the mineral reserve estimate; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company’s permitting activities at Thacker Pass; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance Thacker Pass; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; that the Company will meet its future objectives and priorities; that the Company will have access to adequate capital to fund its future projects and plans; that such future projects and plans will proceed as anticipated; compliance by LN and GM with terms of the JV agreements and the ability of LN and GM to fund their share of funding obligations for Thacker Pass; the lack of any material disputes or disagreements between LN and GM; the regulation of the mining industry by various governmental agencies; as well as assumptions concerning general economic and industry growth rates, commodity prices, resource estimates, currency exchange and interest rates and competitive conditions. Although the Company believes that the assumptions and expectations reflected in such FLS are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned that the foregoing lists of factors are not exhaustive. There can be no assurance that FLS will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. As such, readers are cautioned not to place undue reliance on this information, and that this information may not be appropriate for any other purpose, including investment purposes. The Company’s actual results could differ materially from those anticipated in any FLS as a result of the risk factors set out herein, and in the Company’s other continuous disclosure documents available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. Readers are further cautioned to review the full description of risks, uncertainties and management’s assumptions in the aforementioned documents and other disclosure documents available on SEDAR+ and on EDGAR.

The Company expressly disclaims any obligation to update FLS as a result of new information, future events or otherwise, except as and to the extent required by applicable securities laws. Forward-looking financial information also constitutes FLS within the context of applicable securities laws and as such, is subject to the same risks, uncertainties and assumptions as are set out in the cautionary note above.

INVESTOR CONTACT

Virginia Morgan, VP, IR and ESG

+1-778-726-4070

ir@lithiumamericas.com